CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Wasatch Funds Trust of our report dated November 22, 2017, relating to the financial statements and financial highlights, which appears in Wasatch Core Growth Fund®’s, Wasatch Emerging India Fund®’s, Wasatch Emerging Markets Select Fund®’s, Wasatch Emerging Markets Small Cap Fund®’s, Wasatch Frontier Emerging Small Countries Fund®’s, Wasatch Global Opportunities Fund®’s, Wasatch International Growth Fund®’s, Wasatch International Opportunities Fund®’s, Wasatch Global Value Fund™ (formerly Wasatch Large Cap Value Fund®)’s, Wasatch Long/Short Fund®’s, Wasatch Micro Cap Fund®’s, Wasatch Micro Cap Value Fund®’s, Wasatch Small Cap Growth Fund®’s, Wasatch Small Cap Value Fund®’s, Wasatch Strategic Income Fund®’s, Wasatch Ultra Growth Fund®’s, Wasatch World Innovators Fund®’s, Wasatch-1st Source Income Fund®’s, and Wasatch-Hoisington U.S. Treasury Fund®’s Annual Report on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

January 26, 2018